Exhibit 99.1

NEWS RELEASE

	Contacts:	Rob Capps, President & CEO
MIND Technology, Inc.
281-353-4475

FOR IMMEDIATE RELEASE		Ken Dennard / Zach Vaughan
Dennard Lascar Investor Relations
713-529-6600
MIND@dennardlascar.com

MIND Technology Proposes Amendment to Terms of Preferred Stock

THE WOODLANDS, TX, March 25, 2024 – MIND Technology, Inc. (“MIND” or the “Company”) (Nasdaq: MIND; MINDP) announced today that it has begun soliciting proxies from holders of its 9% Series A Cumulative Preferred Stock (the “preferred stock”) to approve an amendment to the Certificate of Designations, Preferences and Rights of the preferred stock. Under the proposed amendment, each share of preferred stock would be converted into 2.7 shares of common stock, $0.01 par value per share (the “common stock”), at the sole discretion of the Company’s Board of Directors at any time prior to July 31, 2024 (the “Preferred Stock Proposal”).

Holders of the preferred stock as of the record date of February 27, 2024 are entitled to vote at a Virtual Special Meeting of Preferred Stockholders to be held on April 25, 2024. The affirmative vote of two-thirds (66 2/3%) of the outstanding shares of preferred stock is required for approval of the Preferred Stock Proposal. Holders of the Company’s common stock are not entitled to vote at this meeting.

Rob Capps, President and CEO of MIND, stated, “We believe the ability to convert our preferred stock into common stock is an important and necessary step for MIND to recognize its potential. In our opinion, the anticipated cash flow from our current operations is not sufficient to fund payment of deferred dividends and fund the working capital needed by our growing business. Accordingly, we have deferred the payment of those dividends for six quarterly periods and do not anticipate declaring these or further dividends for the foreseeable future. Furthermore, we believe the existence of the preferred stock and the related dividend requirements create an overhang, which limits our flexibility and opportunities.

“Based on the relative market values of the preferred stock and common stock as of March 11, 2024, a conversion would provide preferred stockholders approximately a 110% premium to the market value of the Preferred stock, with the potential to participate in the Company’s further growth. Following a hypothetical conversion at such date, current holders of preferred stock will hold approximately 76% of the Company’s common stock,” concluded Capps.

About MIND Technology

MIND Technology, Inc. provides technology to the oceanographic, hydrographic, defense, seismic and security industries. Headquartered in The Woodlands, Texas, MIND has a global presence with key operating locations in the United States, Singapore, Malaysia, and the United Kingdom. Its Seamap unit, designs, manufactures, and sells specialized, high performance, marine exploration and survey equipment.

Forward-looking Statements

Certain statements and information in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, our objectives for future operations, future orders and anticipated delivery of existing orders, and future payments of dividends are forward-looking statements.  The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “should,” “would,” “could” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature.  These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us.  While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate.  All comments concerning our expectations for future revenues and operating results are based on our forecasts of our existing operations and do not include the potential impact of any future acquisitions or dispositions.  Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. These risks and uncertainties include, without limitation, reductions in our customers’ capital budgets, our own capital budget, limitations on the availability of capital or higher costs of capital, volatility in commodity prices for oil and natural gas.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof.  We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, unless required by law, whether as a result of new information, future events or otherwise. All forward-looking statements included in this press release are expressly qualified in their entirety by the cautionary statements contained or referred to herein.

Important Additional Information and Where To Find It

MIND filed with the Securities and Exchange Commission (“SEC”) a definitive proxy statement on Schedule 14A on March 22, 2024, with respect to its solicitation of proxies for the Virtual Special Meeting of Preferred Stockholders (including any and all adjournments, postponements, continuations, and reschedulings thereof, the “Special Meeting”). PREFERRED STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER AMENDMENTS OR SUPPLEMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT MIND’S SOLICITATION. Investors and security holders may obtain copies of these documents and other documents filed with the SEC by MIND free of charge through the website maintained by the SEC at www.sec.gov. The Notice of Virtual Special Meeting of Preferred Stockholders and our Proxy Statement for the Special Meeting, Annual Report on Form 10-K for the fiscal year ended January 31, 2023 and our Quarterly Report on Form 10-Q for the quarterly period ended October 31, 2023 are available at www.viewproxy.com/MINDTechnology/2024.

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